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                                                                    EXHIBIT 4.15


                     AMENDMENT NO. 3 TO WARRANT AGREEMENT


  This Amendment No. 3 to Warrant Agreement, dated as of May 27, 1997 ("Amendment"), by and between LA-MAN CORPORATION, a Nevada corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").


                             W I T N E S S E T H:


  WHEREAS, the Company and the Warrant Agent are parties to a Warrant Agreement dated as of January 6, 1994, as amended by Amendment No. 1 thereto dated as of December 8, 1995 and Amendment No. 2 thereto dated as of January 10, 1997 (as amended, the "Warrant Agreement"), in connection with up to 713,000 Common Stock Purchase Warrants ("Warrants") registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (Registration No. 33-54230), as amended by post-effective amendment nos. 1-7 thereto (the "Registration Statement"), initially declared effective by the Securities and Exchange Commission on January 6, 1994; and

  WHEREAS, pursuant to the Warrant Agreement the Warrant Agent acts on behalf of the Company in connection with transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants ("Warrant Certificates"), the exercise of the Warrants and the rights of the holders thereof; and

  WHEREAS, the Company has determined to extend the expiration date of the Warrants; and

  WHEREAS, the Company and the Warrant Agent desire to amend the terms of the Warrant Agreement in order to conform the terms and provisions thereof to the modification of the expiration date of the Warrants;

  NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for the purpose of amending certain terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations of the Company, the holders of the Warrant Certificates and the Warrant Agent, the Company and the Warrant Agent hereby agree as follows:

1. DEFINITIONS. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings ascribed to them in the Warrant Agreement.

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2.  AMENDMENT TO WARRANT AGREEMENT.  The definition of "Warrant Expiration Date"
contained in Section 1(j) of the Warrant Agreement is hereby amended by deleting such definition in its entirety and substituting the following in lieu thereof:


       "(j) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on June 30, 1998, or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company shall have the right to extend the expiration date of the Warrants."


3. SURVIVAL OF WARRANT AGREEMENT. Except as hereinabove amended, all terms and provisions of the Warrant Agreement shall remain in full force and effect following the execution and delivery of this Amendment.

4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws thereof.

5.  BINDING EFFECT.   This Amendment shall be binding upon and inure to the
benefit of the Company and the Warrant Agent and their respective successors and assigns and the holders from time to time of the Warrant Certificates. Nothing in this Amendment is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

6. COUNTERPARTS. This Amendment may be executed in counterparts, which taken together shall constitute a single document.


  IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Amendment to be duly executed as of the date first above written.


LA-MAN CORPORATION                     CONTINENTAL STOCK TRANSFER &
                                         TRUST COMPANY, as Warrant Agent


By: /s/ J. William Brandner            By: /s/ William F. Seegraber
   --------------------------------       ---------------------------------
   J. William Brandner                 Name: William F. Seegraber
   President                           Title: Vice President

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